Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

The undersigned hereby certify, pursuant to the requirements set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, and in accordance with 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in their capacities as officers of Barfresh Food Group Inc. (the “Company”), that, to their knowledge, the Quarterly Report on Form 10-Q of the Company for the quarter ended September 30, 2022 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in such report fairly represents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods presented in the financial statements included in such report.

Date: November 14, 2022

By:	/s/ Riccardo Delle Coste
Name: Title:	Riccardo Delle Coste Chief Executive Officer (Principal Executive Officer)

By:	/s/ Lisa Roger
Name:	Lisa Roger
Title:	Chief Financial Officer
(Principal Financial Officer)